Exhibit 21.1

SUBSIDIARIES OF VENATOR MATERIALS PLC

Subsidiary	Jurisdiction
Huntsman Specialties Australia Pty Ltd	Australia
Huntsman Pigments and Trading Pty Ltd	Australia
Huntsman Materials Belgium BVBA	Belgium
Huntsman P&A Canada Inc.	Canada
Huntsman P&A Investments LLC	Cayman Islands
Changshu Rockwood Pigments Co., Ltd.	China
Huntsman Pigments Taicang Company Ltd	China
Sachtleben Trading (Shanghai) Company Limited	China
Huntsman Pigments Far East Limited	Hong Kong, China
Huntsman Pigments Hong Kong Limited	Hong Kong, China
Huntsman P&A Finland Oy	Finland
Holliday France S.A.S.	France
Holliday Pigments International S.A.S.	France
Holliday Pigments S.A.S.	France
Huntsman P&A France SAS	France
Brockhues GmbH & Co. KG	Germany
Huntsman (Holdings) Germany GmbH	Germany
Huntsman P&A Germany GmbH	Germany
Huntsman P&A Uerdingen GmbH	Germany
Huntsman P&A Wasserchemie GmbH	Germany
Huntsman Pigments Holding GmbH	Germany
Sachtleben Wasserchemie (Holding) GmbH	Germany
Silo Pigmente GmbH	Germany
Huntsman P&A Italy S.r.l.	Italy
Huntsman Pigments S.p.A.	Italy
Nuodex Italiana S.r.l	Italy
Venator Finance S.à r.l.	Luxembourg
Huntsman P & A Asia Sdn. Bhd.	Malaysia
Pacific Iron Products Sdn Bhd	Malaysia
Huntsman Textile Effects Singapore Pte. Ltd.	Singapore
Huntsman P&A Africa (Pty) Limited	South Africa
Huntsman Investments South Africa (Proprietary) Limited	South Africa
Holliday Chemical España S.A.U.	Spain
Huntsman P&A Spain S.L.U.	Spain
Mineral Feed, S.L.	Spain
Oligo S.A.	Spain

Creambay Limited	U.K.
Excalibur Realty UK Limited	U.K.
Huntsman Materials UK Limited	U.K.
Huntsman Nominees (UK) Limited	U.K.
Huntsman P&A UK Limited	U.K.
Huntsman Pigments Holdings UK Limited	U.K.
Huntsman Pigments (UK) Limited	U.K.
Huntsman Spin (Holdings) UK Limited	U.K.
Huntsman Spin Investments UK Limited	U.K.
Huntsman Spin UK Limited	U.K.
Huntsman (UK) Limited	U.K.
Inorganic Pigments Limited	U.K.
Tioxide Group	U.K.
Tioxide Group Services Limited	U.K.
Chemical Specialties LLC	USA—North Carolina
Huntsman P&A Americas LLC	USA—Delaware
Louisiana Pigment Company, L.P.	USA—Delaware
Tioxide Americas (Holdings) LLC	USA—Delaware
Venator Materials LLC	USA—Delaware
Viance, LLC	USA—Delaware